UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 16, 2017

CANNAE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-217886	81-1273460
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1701 Village Center Circle

Las Vegas, Nevada 89134

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (702) 323-7334

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On November 17, 2017 at 5:00 p.m., Eastern time (the “Effective Time”), Fidelity National Financial, Inc. (“FNF”) completed its previously announced split-off (the “Split-Off”) of its former wholly-owned subsidiary Cannae Holdings, Inc. (the “Company”).

The Split-Off was accomplished by the redemption (the “Redemption”) by FNF of all of the outstanding shares of FNFV Group common stock, par value $0.0001 per share (“FNFV common stock”) for outstanding shares of common stock of the Company, par value $0.0001 per share (“Company common stock”), amounting to a redemption on a per share basis of each outstanding share of FNFV common stock for one share of Company common stock, as of 5:00 p.m., Eastern time, on November 17, 2017. As a result of the Split-Off, the Company is a separate, publicly traded company and its businesses, assets and liabilities consist of those formerly attributed to FNF’s FNFV common stock, including Ceridian Holding, LLC (“Ceridian”), American Blue Ribbon Holdings, LLC (“ABRH”) and T-System Holdings LLC. All of FNF’s core title insurance, real estate, technology and mortgage related businesses, assets and liabilities currently attributed to FNF’s FNF Group common stock that are not held by the Company remain with FNF.

Several agreements were entered into in connection with the Split-Off (the “Split-Off Agreements”) between the Company and FNF or its subsidiaries:

•                  a Reorganization Agreement, dated as of November 17, 2017, between the Company and FNF, which provides for, among other things, the principal corporate transactions required to effect the Split-Off, certain conditions to the Split-Off and provisions governing the relationship between the Company and FNF with respect to and resulting from the Split-Off;

•                  a Revolver Note, dated as of November 17, 2017 (the “Revolver Note”), between the Company and FNF, which allows the Company to borrow revolving loans from FNF from time to time in an aggregate amount not to exceed $100.0 million;

•                  a Tax Matters Agreement, dated as of November 17, 2017, between the Company and FNF, which governs the Company’s and FNF’s respective rights, responsibilities and obligations with respect to taxes and tax benefits, the filing of tax returns, the control of audits and other tax matters;

•                  a Corporate Services Agreement, dated as of November 17, 2017, by and between the Company and FNF, pursuant to which FNF will provide the Company with certain “back office” services, including insurance administration and risk management services, other services typically performed by FNF’s legal, investor relations, tax, human resources, accounting, and internal audit departments, and such other similar services that the Company may from time to time request or require;

•                  a Voting Agreement, dated as of November 17, 2017 (the “Voting Agreement”), by and between the Company and FNF, pursuant to which FNF agrees to appear or cause all shares of Company common stock that FNF or its subsidiaries, as applicable, own after the Split-Off to be counted as present at any meeting of the stockholders of the Company, for the purpose of establishing a quorum, and agrees to vote all of such Company shares (or cause them to be voted) in the same manner as, and in the same proportion to, all shares voted by holders of Company common stock (other than FNF and its subsidiaries); and

•                  Registration Rights Agreements, dated as of November 17, 2017, by and between the Company and Chicago Title Insurance Company, a subsidiary of FNF (“CTIC”), the Company and Fidelity National Title Insurance Company, a subsidiary of FNF (“FNTIC”), and the Company and Commonwealth Land Title Insurance Company (“CLTIC”), a subsidiary of FNF, pursuant to which the Company will provide each of CTIC, FNTIC and CLTIC and their permitted transferees, with the right to require the Company, at its expense, to register shares of Company common stock that each of CTIC, FNTIC and CLTIC holds (including the Company common stock that CTIC, FNTIC and CLTIC received, respectively, pursuant to aggregate contributions of $100.0 million made by CTIC, FNTIC and CLTIC to the Company in exchange for Company common stock prior to the completion of the Split-Off, as described in the section of the Prospectus (as defined below) entitled “The Split-Off and Redemption Proposal—The Redemption; Redemption Ratio”).

The section of the prospectus (the “Prospectus”) forming a part of Amendment No. 7 to the Company’s Registration Statement

on Form S-1 on Form S-4, filed with the Securities and Exchange Commission on October 18, 2017 (File No. 333-217886), entitled “Certain Relationships and Related Party Transactions—Relationships Between Splitco and FNF” which describes the material terms of the Split-Off Agreements, is incorporated herein by reference. These descriptions are qualified in their entirety by reference to the full text of the Split-Off Agreements, which are filed as Exhibits 2.1, 10.1, 10.2, 10.3, 10.4, 10.5, 10.6 and 10.7 respectively, to this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On November 17, 2017, the Company entered into the Revolver Note with FNF, which allows the Company to borrow revolving loans from FNF from time to time in an aggregate amount not to exceed $100.0 million. The proceeds of the revolving loans may be used for investment purposes and working capital needs. The revolving loans accrue interest at LIBOR plus 450 basis points and mature on the five-year anniversary of the date of the revolver note. The maturity date is automatically extended for additional five-year terms unless notice of non-renewal is otherwise provided by either FNF or the Company, in their sole discretion.  The revolver note includes customary events of default for a note of this type (with customary grace periods, as applicable) and provides that, if an event of default occurs and is continuing, the interest rate on all outstanding obligations may be increased and the entire outstanding principal balance of the revolver note may be accelerated, each at the option of FNF.

The section of the Prospectus entitled “Certain Relationships and Related Party Transactions—Relationships Between Splitco and FNF—Revolver Note” is incorporated herein by reference. This description is qualified in its entirety by reference to the full text of the Revolver Note, which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities

On November 16, 2017, CTIC received 3,195,435 shares of Company common stock, FNTIC received 1,369,472 shares of Company common stock and CLTIC received 1,141,227 shares of Company common stock in exchange for aggregate cash contributions of $100.0 million to the Company, composed of cash contributions of $56.0 million by CTIC, $24.0 million by FNTIC and $20.0 million by CLTIC. As a result, CTIC, FNTIC and CLTIC own in the aggregate, approximately 8% of the outstanding shares of Company common stock. FNF will cause CTIC, FNTIC and CLTIC to dispose of such Company shares as soon as a disposition is warranted consistent with the business reasons for the ownership of such shares, but in no event later than five years after the Split-Off, and be subject to certain restrictions regarding voting of such Company shares pursuant to the terms of the Voting Agreement. The section of the Prospectus entitled “Certain Relationships and Related Party Transactions—Relationships Between Splitco and FNF—Voting Agreement” is incorporated herein by reference. This description is qualified in its entirety by reference to the full text of the Voting Agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K.

The number of the Company shares received by each of CTIC, FNTIC, and CLTIC was calculated in accordance with FNF’s Fourth Amended and Restated Certificate of Incorporation, by dividing (i) $100.0 million by (ii) $17.525, the average of the high and low trading price of the FNFV Group tracking stock on November 16, 2017, rounded to the nearest whole number. The shares of Company common stock described above were issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, because the transactions did not involve a public offering,

Item 5.01. Changes in Control of Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 5.01.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 16, 2017, the Company filed its Amended and Restated Certificate of Incorporation (the “Restated Charter”) with the Delaware Secretary of State, which was effective at 5 p.m., Eastern time, on November 16, 2017 (the “Charter Effective Time”). The Restated Charter sets forth the terms of the Company Common Stock and describes the rights of holders of the Company Common Stock. The Company common stock began trading on the New York Stock Exchange under the permanent symbol “CNNE” on November 20, 2017.

Also on November 16, 2017, effective as of the Charter Effective Time, the Company amended and restated its bylaws (the “Restated Bylaws”) to read as filed as Exhibit 3.2 to this Current Report on Form 8-K.

The sections of the Prospectus entitled “Description of Capital Stock of Splitco” and “Comparison of Rights of Stockholders Before and After the Split-Off” are incorporated herein by reference. These descriptions are qualified in their entirety by reference to the full text of the Restated Charter and the Bylaws, which are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K.

Item 8.01. Other Events

As described in the section of the Registration Statement entitled “Management of Splitco—Directors,” on November 17, 2017, the size of the Company’s board of directors was established at five, with William P. Foley, Hugh R. Harris, C. Malcolm Holland and Frank R. Martire being appointed to the board of directors of the Company.

In addition, on November 17, 2017, Mr. Frank P. Wiley, 63, was appointed to the Company’s board of directors. Mr. Willey has served as a director of FNF since 1984, and served as FNF’s Vice Chairman of the board of directors until February 2016. Mr. Willey served as President of FNF from January 1995 until March 2000. Mr. Willey is a partner with the law firm of Hennelly & Grossfeld, LLP. Mr. Willey also serves as a director of PennyMac Mortgage Investment Trust, and within the last five years, served as a director of Fisher Communications, Inc. Mr. Willey’s qualifications to serve on the Company’s board of directors include his 33 years as a director and/or executive officer of complex business organizations, his legal background and his financial literacy.

On November 20, 2017, FNF and the Company issued a joint press release (the “Press Release”) announcing the completion of the Split-Off. The full text of the Press Release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

See Exhibit Index.

EXHIBIT INDEX

Exhibit No.	Name

2.1	Reorganization Agreement, dated as of November 17, 2017, between Cannae Holdings, Inc. and Fidelity National Financial, Inc.

3.1	Restated Certificate of Incorporation of Cannae Holdings, Inc.

3.2	Restated Bylaws of Cannae Holdings, Inc.

10.1	Revolver Note, dated as of November 17, 2017, by and between Cannae Holdings, Inc. and Fidelity National Financial, Inc.

10.2	Tax Matters Agreement, dated as of November 17, 2017, by and between Cannae Holdings, Inc. and Fidelity National Financial, Inc.

10.3	Corporate Services Agreement, dated as of November 17, 2017, by and between Cannae Holdings, Inc. and Fidelity National Financial, Inc.

10.4	Voting Agreement, dated as of November 17, 2017, by and between Cannae Holdings, Inc. and Fidelity National Financial, Inc.

10.5	Registration Rights Agreement, dated as of November 17, 2017, by and between Cannae Holdings, Inc. and Chicago Title Insurance Company.

10.6	Registration Rights Agreement, dated as of November 17, 2017, by and between Cannae Holdings, Inc. and Fidelity National Title Insurance Company.

10.7	Registration Rights Agreement, dated as of November 17, 2017, by and between Cannae Holdings, Inc. and Commonwealth Land Title Insurance Company.

99.1	Press Release dated November 20, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2017

CANNAE HOLDINGS, INC.

By:	/s/ Michael L. Gravelle
	Name:	Michael L. Gravelle
	Title:	Executive Vice President, General Counsel and Corporate Secretary